Exhibit 10.3

Employment Contract

Party A (employer): Oranco Inc.

Party B (employee): Mr. Chung Tat Fai, Eric (Hong Kong Identity Card No.: Z482779(2))

With the consent of both parties, the following terms shall be applied:

1: Terms of employment

(1) Party A hereby employs Party B in accordance with the terms and provisions of this contract, and Party B also agrees to serve the position as Chief Financial Officer. The employment contract between Party A and Party B begins on September 18, 2022 (the “Employment Date”).

(2) As Party B provides services in accordance with this contract, Party A agrees to pay Party B a monthly fee of HK$43,500 per month (including the monthly salaries tax of HK$2,000 per month and the employee’s mandatory provident fund of HK$1,500 per month). The salary shall be paid by Party A to Party B on the first day that Party B starts to provide services of each month.

2: Mandatory Provident Fund Scheme

Employer and employee make contributions to the Mandatory Provident Fund Scheme in accordance with the Mandatory Provident Fund Schemes Ordinance (currently each party is HK$1,500 per month).

3: Responsibilities and Duties

(1) During the validity period of this contract, Party B shall fulfill its responsibilities as a manager, devote himself to Party A’s work and duties, and shall provide services at any time in accordance with Party A’s reasonable instructions and assume responsibilities.

(2) Party B shall fully know and abide by applicable laws and regulations when performing its duties, and pursue the best interests for Party A.

(3) During the validity period of this contract, Party B shall fully understand and abide by all policies, measures and regulations promulgated by Party A, such policies, measures and regulations, including but not limited to Party A’s work rules, workplace and code of conduct, Integrity policy, etc.

(4) Party B agrees to Party A’s collection, use, computer processing and transmission of Party B’s personal data domestically and abroad for its business and other legitimate purposes.

4: Confidentiality

(1) Confidential business information obtained by Party B during the employment period (hereinafter referred to as “confidential business information”), Party B shall not:

(i) Disclose or copy any confidential business information to anyone (except those authorized by Party A or those required by law);

(ii) allow others to reproduce any confidential business information in any form and via any medium;

(iii) use any confidential business information for the benefit of Party B or others other than Party A or its affiliates;

(2) The confidentiality obligation in this contract also applies to the confidential business information of Party A’s affiliates, customers and agents. All notepads, memorandums, records and writings made by Party B related to the business of Party A, Party A’s affiliated enterprises and clients, and the ownership of such documents shall be owned by Party A, Party A’s affiliated enterprises, their clients and agents respectively. Party B shall immediately transmit the document to the above-mentioned document owner at the request of Party A. Party B undertakes to abide by the above-mentioned matters and sign relevant reasonable and necessary documents to make this agreement take effect. The confidentiality obligations stipulated in this Agreement shall valid at the expiration of the term of this Agreement or termination for any reason.

(3) To the extent permitted by law, if Party B violates any confidentiality obligations stipulated in this contract, Party A has the right to terminate this agreement immediately and reserves the right to pursue it.

5: Return company property

Upon termination of this contract, Party B shall immediately return to Party A all documents and company property (including office equipment, customer information, correspondence, records and other documents of any nature) compiled or delivered or held during his employment, and shall not destroy, alter or hold without authorization, or even make copies for preservation. The ownership of all the aforementioned documents belongs to Party A. In addition to compensating for Party A’s losses, Party A also reserves the right to investigate if there is any violation.

6: Contract termination

(1) This contract may be terminated by mutual consent at any time.

(2) As the contract is in the form of prepayment, the employer may immediately or give the employee one month’s notice when the employment contract is terminated, and the employee must give the employer two months’ notice or equivalent notice in lieu of notice when the employee terminates the employment contract.

(3) Party A may immediately terminate this contract without prior notice or payment in lieu of notice due to Party B’s material breach of theterms of this contract or Party B’s gross negligence and misconduct in his duties.

7: Other

(1) The establishment, interpretation and implementation of this Agreement shall be governed by the laws of Hong Kong.

(2) Matters not covered in this agreement may be amended in writing according to the agreement of both parties or changes in laws and regulations.

(3) If the terms of this agreement are partially invalid or unenforceable, it will not affect the validity of other terms.

Both the employer and the employee clearly understand the above-mentioned contents and agree to sign for confirmation. Both parties must keep a copy of the contract for future reference.

Employee signature	Employer or representative signature

Name：	Name：

HKID:	Position:

Date:	Date:

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